Exhibit 10.11

FORM OF INCENTIVE STOCK OPTION AGREEMENT

Name:	[ ]
Number of Shares of Stock subject to the Stock Option:	[ ]
Exercise Price Per Share:	$[ ]
Date of Grant:	[ ]
[Vesting Commencement Date:	[ ]]

LOGICBIO THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by the Company to the individual named above (the “Participant”), pursuant to and subject to the terms of the LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.    Grant of Stock Option. The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is intended to be treated as an ISO to the maximum extent provided under the Code. To the extent the Stock Option does not qualify as an ISO, the Stock Option will be treated as an NSO. The Participant acknowledges and agrees that the Administrator may take any action permitted under the Plan without regard to the effect such action or actions may have on the status of the Stock Option as an ISO and that such action or actions may cause the Stock Option to fail to be treated as an ISO. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to the Stock Option and all other ISOs the Participant holds that are exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, the stock options held by the Participant or portions thereof that exceed such limit (according to the order in which they were granted in accordance with Section 422) will be treated as NSOs.

2.    Vesting. The term “vest” as used herein with respect to the Stock Option (or any portion thereof) means to become exercisable and the term “vested” with respect to the Stock Option (or any portion) means that the Stock Option (or portion) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to [25% of the Shares on the first (1st) anniversary of the Vesting Commencement Date and as to an additional one forty-eighth (1/48) of the Shares on the last day of each month thereafter, with the number of Shares that vest on any such date being rounded down to the nearest whole share and the Stock Option becoming vested as to 100% of the Shares on the last day of the calendar month following the fourth (4th) anniversary of the Vesting Commencement Date]1[one forty-eighth (1/48) of the Shares on the last day of each month following the Vesting Commencement Date, with the number of Shares that vest on any such date being rounded down to the nearest whole share and the Stock Option becoming vested as to 100% of the Shares on the last day of the calendar month following the fourth (4th) anniversary of the Vesting Commencement Date]2, subject, in each case, to the Participant remaining in continuous Employment from the Date of Grant through such vesting date.

3.    Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a Beneficiary or permitted transferee, the Beneficiary or permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price by cash or check or as otherwise provided in the Plan consistent with the regulations promulgated under Section 424 of the Code. The latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary (or the fifth (5th) anniversary, in the case of a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code) of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4.    Cessation of Employment. If the Participant’s Employment ceases, except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of such termination, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan. The Participant acknowledges and agrees that in the event any portion of the Stock Option is exercised after the date that is three (3) months after the date of the cessation of the Participant’s Employment, the Participant will lose the tax treatment afforded to ISOs under the Code with respect to any portion of the Stock Option so exercised.

5.    Restrictions on Transfer; Disqualifying Dispositions. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. If the Participant transfers or otherwise disposes of any Shares acquired upon exercise of the Stock Option within two years from the Date of Grant or within one year after such Shares were acquired pursuant to the exercise of the Stock Option, within fifteen (15) days following such transfer, the Participant will notify the Company in writing of such transfer or disposition.

[1]	Note to Draft: For initial grants.
[2]	Note to Draft: For subsequent grants.

6.    Forfeiture; Recovery of Compensation. By accepting the Stock Option, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7.    Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

8.    Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.    Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

LOGICBIO THERAPEUTICS, INC.

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

[Signature Page to Incentive Stock Option Agreement]